Exhibit A

Transactions in Ordinary Shares Effected During the Past 60 Days

None of the following transactions were effected by Clal Industries or any of its subsidiaries.

Date	Shares Purchased (Sold)	Average Price
4/27/2011	(68)	$17.63
4/27/2011	35	19.06
4/28/2011	10	17.28
5/1/2011	(7)	17.13
5/1/2011	(70)	17.23
5/2/2011	(39)	17.26
5/2/2011	22	17.26
5/2/2011	(114)	17.36
5/3/2011	10	16.83
5/3/2011	(70)	17.08
5/4/2011	(19)	17.47
5/4/2011	(117)	17.01
5/4/2011	90	17.01
5/4/2011	42	17.47
5/4/2011	(10)	17.47
5/5/2011	(15)	17.50
5/5/2011	300	17.45
5/5/2011	(34)	17.28
5/8/2011	(41)	17.70
5/8/2011	(5)	18.08
5/11/2011	(31)	18.38
5/11/2011	(251)	18.30
5/11/2011	132	18.12
5/11/2011	202	18.29
5/11/2011	101	18.32
5/11/2011	238	18.33
5/11/2011	14	18.38
5/12/2011	(264)	18.35
5/16/2011	22	18.83
5/16/2011	33	18.83
5/16/2011	(113)	18.90
5/16/2011	7	18.83
5/17/2011	(36)	19.05
5/17/2011	118	19.05
5/17/2011	(163)	18.98
5/17/2011	(50)	19.05
5/17/2011	16	19.05
5/18/2011	(13)	18.98
5/19/2011	(14)	18.80
5/19/2011	(103)	18.80
5/19/2011	(45)	18.92
5/19/2011	(12)	18.95
5/23/2011	14	18.67
5/23/2011	(37)	18.59
5/23/2011	4	18.67
5/24/2011	(23)	18.41

5/24/2011	19	18.41
5/24/2011	484	18.71
5/24/2011	(15)	18.41
5/25/2011	(23)	18.09
5/25/2011	190	18.29
5/26/2011	(15)	18.37
5/26/2011	143	18.25
5/26/2011	307	18.37
5/26/2011	(34)	18.25
5/26/2011	(28)	18.37
5/29/2011	(119)	18.20
5/30/2011	(19)	18.08
5/30/2011	(35)	18.08
5/30/2011	(186)	18.22
5/31/2011	(36)	18.16
5/31/2011	(61)	18.31
5/31/2011	61	18.31
6/01/2011	(151)	17.84
6/02/2011	(21)	17.37
6/02/2011	(73)	17.28
6/02/2011	(73)	17.28
6/02/2011	(46)	17.29
6/02/2011	(152)	17.31
6/02/2011	(208)	17.38
6/02/2011	(173)	17.44
6/06/2011	(13)	17.31
6/06/2011	(48)	17.24
6/06/2011	(74)	17.19
6/09/2011	(27)	16.85
6/12/2011	(28)	16.94
6/12/2011	(96)	16.86
6/12/2011	(33)	16.94
6/12/2011	55	16.73
6/12/2011	(11)	16.94
6/12/2011	(53)	16.86
6/12/2011	(67)	16.94
6/13/2011	(36)	17.17
6/13/2011	(200)	17.00
6/13/2011	(44)	16.86
6/13/2011	42	16.86
6/14/2011	(169)	17.46
6/14/2011	(646)	17.46
6/14/2011	(96)	17.46
6/14/2011	17	17.46
6/15/2011	(25)	20.26
6/15/2011	142	19.97
6/15/2011	12	20.26
6/15/2011	(189)	20.43
6/15/2011	150	19.91
6/15/2011	107	19.94

6/15/2011	75	19.97
6/15/2011	6	20.26
6/15/2011	69	20.33
6/16/2011	(18)	21.41
6/16/2011	(1,717)	21.02
6/19/2011	(20)	20.92
6/20/2011	(8)	20.56
6/21/2011	(11)	19.72
6/21/2011	(68)	19.89
6/21/2011	(88)	19.90
6/21/2011	(44)	19.91
6/22/2011	29	19.76
6/22/2011	9	19.76
6/22/2011	18	19.83
6/22/2011	(86)	19.89
6/22/2011	(9)	19.76
6/23/2011	(43)	19.58
6/23/2011	(13)	19.67
6/23/2011	(30)	19.67
6/26/2011	13	19.33
6/26/2011	(13)	19.33
6/27/2011	(13)	20.08
6/27/2011	(147)	$19.82
6/29/2011	(56,277)	N/A*

All of the above transactions (other than as noted below) were effected on the Tel Aviv Stock Exchange.  The average price is expressed in U.S. dollars, converted based on an exchange rate of 3.415 NIS to one US dollar as of June 30, 2011, and rounded to the nearest whole cent.  All of the above transactions (other than as noted below) were effected by IDB Development through Clal Finance Ltd., its indirect subsidiary.

*           On June 29, 2011, Clal Finance Ltd., an indirect subsidiary of IDB Development, sold all of its shares in its subsidiaries that issued index linked certificates to Meitav Investment House, an unaffiliated third-party.  Therefore, as of such date, IDB Development may be deemed to have sold 56,277 Ordinary Shares.